       As filed with the Securities and Exchange Commission on October 2, 1998

                                                      Registration No. 333-59855
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -----------------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            -----------------------

                                  P-COM, INC.
             (Exact name of issuer as specified in its charter)

             DELAWARE                                  77-0289371
    (State or other jurisdiction            (IRS Employer Identification No.)
 of incorporation or organization)

          3175 S. WINCHESTER BOULEVARD, CAMPBELL, CALIFORNIA 95008
           (Address of principal executive offices)    (Zip Code)
                          ------------------------

                                 P-COM, INC.
                        EMPLOYEE STOCK PURCHASE PLAN
                          (Full title of the plan)
                           -----------------------
                              GEORGE P. ROBERTS
              CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                                 P-COM, INC.
          3175 S. WINCHESTER BOULEVARD, CAMPBELL, CALIFORNIA 95008
                   (Name and address of agent for service)
                               (408) 866-3666
        (Telephone number, including area code, of agent for service)
                          ------------------------


This Post-Effective Amendment No. 1 to the Registration Statement shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

--------------------------------------------------------------------------------


                                RE-ALLOCATION

On July 24, 1998, the Registrant registered on a Form S-8 Registration Statement with the Securities and Exchange Commission, Registration Number 333-59855, 250,000 shares of the Registrant's Common Stock reserved for issuance under the P-COM, Inc. Employee Stock Purchase Plan. The Registrant now intends to use 77,500 of such registered shares for issuance to employees of its foreign subsidiaries under Registrant's International Employee Stock Purchase Plan. Registrant's Employee Stock Purchase Plan and International Employee Stock Purchase Plan utilize the same share reserve. Therefore, Registrant is hereby re-allocating 77,500 of the previously registered shares under the Employee Stock Purchase Plan, with such re-allocation to be effective immediately upon the filing of this Post-Effective Amendment. Registrant will re-register said 77,500 shares under the International Employee Stock Purchase Plan on a new Form S-8 Registration Statement.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 1st day of October, 1998.

                                    P-COM, INC.


                                    By:  /s/ George P. Roberts*
                                         ------------------------------------
                                         George P. Roberts
                                         Chairman of the Board and Chief
                                         Executive Officer

     Pursuant to the requirements of the 1933 Act, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures                           Title                     Date
-----------------------  -----------------------------  -------------------

/s/George P. Roberts*    Chairman of the Board and
-----------------------  Chief Executive Officer
George P. Roberts        (Principal Executive Officer)  October  1, 1998


/s/Michael J. Sophie     Vice President, Finance        October  1, 1998
-----------------------  and Administration and Chief
Michael J. Sophie        Financial Officer (Principal
                         Financial and Accounting Officer)


/s/Gill Cogan*           Director                       October  1, 1998
-----------------------
Gill Cogan

/s/John A. Hawkins*      Director                       October  1, 1998
-----------------------
John A. Hawkins


-----------------------  Director                       October __, 1998
M. Bernard Puckett


-----------------------  Director                       October __, 1998
James J. Sobczak


* By /s/Michael J. Sophie                               October  1, 1998
     ------------------------------
      Michael J. Sophie
       Attorney-in-Fact